EXHIBIT 23.1


[ERNST & YOUNG LOGO]            *  Kost Forer &          * Phone: 972-3-6232525
                                   Gabbay                  Fax:   972-3-5622555
                                3  Aminadov St.
                                Tel-Aviv 67067, Israel


August 14, 2000

                        Consent of Independent Auditors


We consent to the incorporation by reference in the registration statements (Nos. 333-93607, 333-39922 and 333-42460) on Form S-8 of Pivotal Corporation of our report dated February 9, 2000, with respect to the consolidated balance sheets of Exactium Ltd. and its subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for each of the two years in the period ended December 31, 1999, which report appears in this current report on Form 8-K of Pivotal Corporation.


                                          Yours truly,


                                              /s/ Kost, Forer & Gabbay
                                                   KOST, FORER & GABBAY
                                          Certified Public Accountants (Israel)




     Kost Forer & Gabbay is a member of Ernst & Young International, Ltd.